Exhibit 3.43

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, P.A.

Pursuant to the provisions of Sections 607.1001, 607.1003 and 607.1007 of the Florida Business Corporation Act (the “Act”) and Section 621.13 of the Professional Service Corporation and Limited Liability Company Act, the undersigned corporation, Charlotte Community Radiation Oncology, P.A., approves and adopts the following Amended and Restated Articles of Incorporation:

ARTICLE I.

Name

The name of the corporation (hereinafter referred to as the “Corporation”) is:

Charlotte Community Radiation Oncology, Inc.

ARTICLE II.

Principal Offices and Mailing Address

The principal office and mailing address of the Corporation is 3080 Harbor Blvd., Port Charlotte, Florida, 33952.

ARTICLE III.

Shares

The Corporation shall have authority to issue 10,000 common shares of capital stock with a par value of $1.00 per share.

ARTICLE IV.

Registered Office & Agent

The street address of the registered office of the Corporation is NRAI Services, Inc., 2731 Executive Park Drive, Suite 4, Weston, Florida, 33331, and the name of its registered agent is NRAI Services, Inc.

ARTICLE V.

Board of Directors

The number of directors of the corporation shall such number as from time to time fixed by, or in the manner prescribed by, the bylaws of the Corporation.

CERTIFICATE ACCOMPANYING
AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, P.A.

Pursuant to the provisions of Section 621.13(4) of the Professional Service Corporation and Limited Liability Company Act and Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, it is hereby certified that:

FIRST: The name of the corporation is Charlotte Community Radiation Oncology, P.A. (the “Corporation”).

SECOND: The Amended and Restated Articles of Incorporation that this certificate accompanies contain amendments to the Corporation’s articles of incorporation that required shareholder approval.

THIRD: The Amended and Restated Articles of Incorporation were duly approved and adopted in accordance with Sections 607.1003 and 607.0821 of the Florida Business Corporation Act on February 7, 2006 by joint action by written consent of the board of directors of the Corporation and the holders of the Corporation’s common shares representing the number of votes sufficient to approve the Amended and Restated Articles of Incorporation of the Corporation and the amendments contained therein. No other voting group was entitled to vote on the amendments.

FOURTH: The Amended and Restated Articles of Incorporation amend and restate the Corporation’s Articles of Incorporation in their entirety and shall be the articles of incorporation of the Corporation.

Dated February 10, 2006.

Charlotte Community Radiation
Oncology, P.A.,
a Florida corporation

	By:	/s/ Alan H. Porter
	Name:	Alan H. Porter, M.D.
	Title:	President